SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 15, 2005

METRO ONE TELECOMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

Oregon	0-27024	93-0995165
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11220 Murray Scholls Place
Beaverton, Oregon 97007
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (503) 643-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05               Costs Associated with Exit or Disposal Activities.

On June 15, 2005, Metro One Telecommunications, Inc. (the “Company”) announced that, as part of its ongoing effort to cut costs and align expenses with reduced revenues, it has begun closing and consolidating some of its call centers.  The Company closed two of its call centers in May 2005, and the closure of an additional call center is scheduled by the end of June 2005.  Eight more call centers are slated for closure by the end of August 2005, over which time call volume will be transferred to the remaining 20 call centers.  The Company estimates a head-count reduction of approximately 550 employees in connection with the closure of these call centers.

The Company’s estimated costs to be incurred in the second quarter of 2005 in connection with the closure of the first three call centers will be approximately $1.2 million, including approximately $110,000 of employee severance charges, approximately $37,000 in shut-down expenses and approximately $1.1 million for accrual of remaining lease obligations.  The Company’s estimates costs of approximately $850,000 of employee severance changes and approximately $600,000 in shut-down expenses to be incurred in connection with the closures primarily in the third and fourth quarters of 2005.  The Company is currently not able to determine the amount of future charges to be recorded in connection with lease obligations related to closure of the eight additional call centers.

This Current Report on Form 8-K includes forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  These risks include, but are not limited to, statements regarding the closing of call centers and anticipated costs and timing of such actions, as well as the factors detailed in the Company’s Securities and Exchange Commission filings.  The forward-looking statements should be considered in light of these risks and uncertainties.  The Company is under no obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Item 7.01               Regulation FD Disclosure

On June 15, 2005, Metro One Telecommunications, Inc. (the “Company”) announced that it has begun closing and consolidating some of its call centers.  Reference is made to the press release filed as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits

(c)         Exhibits.

99.1       Press Release dated June 15, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2005	METRO ONE TELECOMMUNICATIONS, INC.

	By:	/s/ Duane C. Fromhart
Duane C. Fromhart
Chief Financial Officer